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                                                                  Exhibit 23.4



                      INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Human Affairs International, Incorporated

We consent to the incorporation by reference in the registration statement (No. 333-01217) on Form S-3 of Magellan Health Services, Inc. of our report dated February 7, 1997, except as to note 10 which is as of February 27, 1997, with respect to the consolidated balance sheets of Human Affairs International, Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended, which report appears in the Form 8-K of Magellan Health Services, Inc. dated December 17, 1997 and to the reference to our firm under the heading "Experts" in the prospectus.


                                                   /s/ KPMG Peat Marwick LLP
                                                       ---------------------
                                                       KPMG Peat Marwick LLP

Salt Lake City, Utah
April 28, 1998